Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: February 13, 2023

SEA PEARL WORLDWIDE HOLDING LIMITED

By:	/s/ Haijun Wang
	Name:	Haijun Wang
	Title:	Director

HAIJUN WANG

By:	/s/ Haijun Wang

[Signature page to joint filing agreement (Atour 13G)]